 Synergen Law Group
A Professional Law Corporation

April 11, 2011

Board of Directors		Via Email Only
Liberty Vision, Inc.
2530 Meridian Parkway, Suite 200
Durham, NC 27713

Re:	Legal Opinion Pursuant to SEC Form S-1
Registration Statement Liberty Vision, Inc.

Dear Lady and Gentelmen:

You have requested my opinion as special counsel for Liberty Vision, Inc., a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the Company's Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") relating to a proposed offering by the Company to the public of a minimum of 1,000,000 and a maximum of 10,000,000 shares of the Company's Common Stock, $0.001 par value (the "Shares"), to be filed with the Securities and Exchange Commission.

The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Nevada, including all statues, including the rules and regulations underlying those provisions, applicable judicial and regulatory determinations, and provisions of the Nevada Constitution that affect the interpretation of the General Corporation Law of the State of Nevada.

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and nonassessable.

DEL MAR OFFICE		SOUTH BAY OFFICE
12625 HIGH BLUFF DRIVE, SUITE 111	TEL. 619.475.7882	819 ANCHORAGE PLACE, SUITE 28
SAN DIEGO, CALIFORNIA 92130	FAX. 866.352.4342	CHULA VISTA, CALIFORNIA 91914

Board of Directors
April 11, 2011
P a ge | 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the use of our name under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

                                                       Regards,

                                                      SYNERGEN LAW GROUP

                                                      /s/ Karen A. Batcher

                                                     Karen A. Batcher, Esq.

                                                     kbatcher@synergenlaw.com